UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2007

CENTERPOINT ENERGY, INC.
(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1111 Louisiana
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 207-1111

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Form of Performance Share Award
Form of Stock Award Agreement
Form of Stock Award Agreement
Form of Change in Control Agreement for Executive Officers

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Short Term Incentive Plan
     On February 21, 2007, the Compensation Committee of the Board of Directors of CenterPoint Energy, Inc. (the Company) determined performance targets and potential payouts for 2007 under the Company’s short term incentive plan, which provides annual cash awards based on achievement of specified performance goals. For 2007, the Compensation Committee approved stretch goals for overall company operating income, as well as business unit operating income, which may be funded for maximum achievement up to 200% of target compensation levels for short term incentive payments, instead of the 150% level for other goals. The effect of this change is to increase the maximum potential amounts available for payouts under the Plan to the Company’s five named executive officers in the Company’s 2006 proxy from 150% (approximately 180% for Mr. Kelley) of salary earned during the year to 200% for Mr. McClanahan and approximately 180% for each of the other named executive officers. Performance measures and performance target levels related to those measures for 2007 are consistent with the previously disclosed terms of the plan in all material respects. Additional information regarding them will be provided when required by Item 402 of Regulation S-K.
     Also, the Compensation Committee increased Mr. McClanahan’s target award under this plan from 85% of his earnings to 90% and the other named executive officers from 50% to 60% for 2007.
Long-Term Incentive Plan
     On February, 21, 2007, the Compensation Committee approved revisions to the forms of agreement under the Company’s Long-Term Incentive Plan for performance share awards, stock awards with performance goals and stock awards without performance goals to provide that the awards are subject to any recoupment policy that the Company may adopt. In addition, the form of agreement for new performance share awards was revised to provide for a payout upon a change in control at target achievement level (100%) rather than the maximum achievement level (150% of target funding). Forms of agreement for performance share awards, stock awards with performance goals and stock awards without performance goals are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively and are incorporated by reference herein.
Change in Control Agreements
     On February 22, 2007, the Company’s Board of Directors, on recommendation from its Compensation Committee, approved new change in control agreements for the Company’s named executive officers and certain other officers of the Company. The form of these agreements is attached to this Report as Exhibit 10.4 and is incorporated by reference herein. The new change in control agreements replace substantially similar agreements which expired as of December 31, 2006. The agreements provide for the payment of benefits in the event of a covered termination of employment occurring at or within two years after the completion of a transaction that effects a change in control as defined in the agreements. The agreements are for a one-year term but renew automatically each year unless action is taken by the Board of Directors. The Committee intends to review the agreements each year.
     In the event of a covered termination of employment, each of the named executive officers will be entitled to a lump sum payment of three times the sum of the executive’s base salary plus target short term incentive award (two times for Messrs. Standish and Kelley), as well as certain welfare benefits for a period of two years. Effective

April 1, 2007, the base salaries for the named executive officers will be as follows: Mr. McClanahan, $1,030,000; Mr. Whitlock, $475,000; Mr. Rozzell, $445,000; Mr. Standish, $421,000; and Mr. Kelley, $372,000. As discussed under Short Term Incentive Plan, Mr. McClanahan’s 2007 target award is 90% of his earnings, and the 2007 target award for each of the other named executive officers is 60% of earnings. Three years of service and age (two years for Messrs. Kelley and Standish) will be added for retirement benefit purposes. For officers who are not age 55 or older with five years of service, the agreements also provide for a pro rata bonus at target for the current plan year. Mr. Kelley, who currently has less than five years of service, is the only named executive officer to whom this provision would be applicable. The other named executive officers also would be entitled to a pro rata bonus at target under the provisions of the short term incentive plan. In addition, the agreements provide for career transition placement services and the reimbursement of legal fees incurred in connection with disputes related to the severance. The agreements also provide for a tax gross-up payment to cover any excise taxes, interest and penalties that may be assessed on the named executive officer as a result of the severance payment under Internal Revenue Code Section 4999. The tax gross-up provisions are subject to a cutback of up to 10% of the named executive officer’s cash severance and pro rata bonus amount if such cutback would eliminate triggering the excise tax under Section 4999.
     A change in control will be deemed to occur under the agreements if:
•	any person or group becomes the direct or indirect beneficial owner of 30% or more of our outstanding voting securities, unless acquired directly from CenterPoint Energy;

•	a majority of the members of the CenterPoint Energy Board changes;

•	there is a merger or consolidation of, or involving, CenterPoint Energy (a “transaction”) unless:
•	more than 70% of the surviving corporation’s outstanding voting securities is owned by former shareholders of CenterPoint Energy,

•	if the transaction involves CenterPoint Energy’s acquisition of another entity, the total fair market value of the consideration plus long-term debt of business being acquired does not exceed 50% of the total fair market value of CenterPoint Energy’s outstanding voting securities, plus CenterPoint Energy’s consolidated long-term debt,

•	no person is the direct or indirect beneficial owner of 30% or more of the then outstanding shares of voting stock of the parent corporation resulting from the transaction, and

•	a majority of the members of the board of directors of the parent corporation resulting from the transaction were members of our Board immediately prior to consummation of the transaction; or
•	the sale or disposition of 70% or more of CenterPoint Energy’s assets (an “asset sale”) unless:

•	individuals and entities that were beneficial owners of CenterPoint Energy’s outstanding voting securities immediately prior to the asset sale are the direct or indirect beneficial owners of more than 70% of the then outstanding voting securities of CenterPoint Energy (if it continues to exist) and of the entity that acquires the largest portion of the assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity), and

•	a majority of the members of our Board (if CenterPoint Energy continues to exist) and of the entity that acquires the largest portion of the assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) were members of our Board immediately prior to the asset sale.
     Under these agreements, a covered termination occurs if the officer’s employment is terminated for reasons other than death, disability as defined in our long-term disability plan, termination on or after age 65, involuntary termination for cause (as defined), or resignation of the officer unless such resignation is due to (a) a failure to maintain the officer in his position or a substantially equivalent position; (b) a significant adverse change in the authorities, powers, functions, responsibilities or duties held; (c) a reduction in the officer’s base salary; (d) a significant reduction in the officer’s qualified, nonqualified and welfare benefits; (e) a reduction in the officer’s overall compensation; (f) a change in the location of the officer’s principal place of employment by more than 50 miles; or (g) a failure to provide directors and officers liability insurance covering the officer.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
     The following exhibits are furnished pursuant to Item 8.01:

Exhibit Number	Description
10.1	Form of Performance Share Award Agreement for 20XX — 20XX Performance Cycle under the Long-Term Incentive Plan of CenterPoint Energy, Inc.
10.2	Form of Stock Award Agreement (With Performance Goal) under the Long-Term Incentive Plan of CenterPoint Energy, Inc.
10.3	Form of Stock Award Agreement (Without Performance Goal) under the Long-Term Incentive Plan of CenterPoint Energy, Inc.
10.4	Form of Change in Control Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.
Date: February 27, 2007	By:	/s/ James S. Brian
James S. Brian
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Performance Share Award Agreement for 20XX — 20XX Performance Cycle under the Long-Term Incentive Plan of CenterPoint Energy, Inc.
10.2	Form of Stock Award Agreement (With Performance Goal) under the Long-Term Incentive Plan of CenterPoint Energy, Inc.
10.3	Form of Stock Award Agreement (Without Performance Goal) under the Long-Term Incentive Plan of CenterPoint Energy, Inc.
10.4	Form of Change in Control Agreement.